                                                                     EXHIBIT 3.7

                          CERTIFICATE OF INCORPORATION

                                       OF

                     ESTERLINE ANGUS INSTRUMENT CORPORATION

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                          CERTIFICATE OF INCORPORATION

                                       OF

                     ESTERLINE ANGUS INSTRUMENT CORPORATION

                  THE UNDERSIGNED, for the purpose of forming a Corporation under and pursuant to the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

                  FIRST: The name of the corporation (herein Called the "Corporation") is

                     ESTERLINE ANGUS INSTRUMENT CORPORATION.

                  SECOND: The registered office of the Corporation in the State of Delaware is to be located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company and the address of said agent is No. 100 West Tenth Street, Wilmington, Delaware.

                  THIRD: The nature of the business, or objects or purposes to be transacted, promoted or carried on by the Corporation shall be as follows:

                  1. To design, construct, manufacture, process, sell, buy, exchange, contract for, lease and in every manner deal with and in graphic recording instruments and systems, data acquisition and control systems, transducers, sensors and gages and mechanical timing devices and systems of every kind and description.

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                  2.       To acquire, purchase, own, hold, operate, develop,
         lease, mortgage, pledge, exchange, sell, transfer or otherwise invest, trade or deal in, in any manner permitted by law, real and personal property of every kind and description or any interest therein.

                  3. To acquire all or any part of the securities, good will, rights, property or assets of all kinds and to undertake or assume the whole or any part of the obligations or liabilities of any corporation, associations, partnership, syndicate, entity, person, or governmental, municipal or public authority, domestic or foreign, located in or organized under the laws of any authority in any part of the world, and to pay for the same in cash, stocks, bonds, debentures or other securities of this or any other corporation, or otherwise in any manner permitted by law; and to conduct in any lawful manner the whole or any part of any business so acquired.

                  4. To engage in any mercantile, manufacturing or trading business of any kind or character whatsoever throughout the world, and to do all things incidental to any such business, and to design, construct, manufacture, process, buy, sell, exchange, contract for, lease and in every manner deal in machinery, equipment, devices, accessories, controls, instruments, hardware, tools, implements, appliances and products of all kinds relating to the communications, electronics, transportation, utilities, metals and every other type of related industry, and to agriculture and agricultural activities of every kind and description.

                  5. To explore for, develop, process, deal in, and conduct any kind of operations with respect to petroleum, natural gas, and all kinds of natural resources; to buy, sell, mortgage, exchange, lease, acquire and deal in oil and natural gas properties and in any and all kinds of properties, royalties, interests, rights, claims, leases, locations, or concessions relating to petroleum, natural gas or other natural resources, and to conduct all business appertaining thereto.

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                  6.       To export from and import into the United States of
         America and its territories and possessions, and any and all foreign countries, as principal or agent, merchandise of every kind and nature, and to purchase, sell, and deal in and with merchandise of every kind and nature for exportation from and importation into the United Stated to and from all countries foreign thereto; and for exportation from and importation into any foreign country, to and from any other country foreign thereto, and to purchase and sell domestic merchandise in domestic markets and foreign merchandise in foreign markets and to do a general foreign and domestic exporting and importing business.

                  7. To act as agent or representative for individuals, partnerships or corporations and as such to develop and extend their business and to aid in lawful enterprise.

                  8. To borrow or raise moneys for any of the purposes of the Corporation and from time to time, without limit as to amount, to draw, make, accept, endorse, guarantee, execute and issue promissory, notes, drafts, bills, of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment thereof and of the interest thereon by mortgage on, or pledge, conveyance or assignment in trust of, the whole or any part of the assets of the Corporation, real, personal or mixed, including contract rights, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such securities or other obligation of the Corporation for its corporate purposes.

                  9. To lend money, either without any collateral security or on the security of real or personal property, and to enter into, make, perform and carry out, or cancel and rescind contracts of every kind and for any lawful purpose with any person, firm, association, corporation, syndicate or governmental, municipal or public authority, domestic or foreign, or other.

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                  10.      To apply for, obtain, register, purchase, lease, or
         otherwise acquire, and to hold, use, pledge, lease, sell, assign, or otherwise dispose of, formulae, secret processes, distinctive marks, improvements, processes, trademarks, trade names, copyrights, patents, licenses, concessions, and the like, whether used in connection with or secured under Letters Patent of or issued by any country or authority; and to issue, exercise, develop and grant licenses in respect thereof or otherwise turn the same to account.

                  11. To make any guaranty respecting securities, indebtedness, dividends, interest, contracts or other obligations so far as the same may be permitted to be done by a corporation organized under the law of the State of Delaware.

                  12. To purchase or otherwise acquire, hold, sell, pledge, transfer or otherwise dispose of, and to reissue or cancel the shares of, its own capital stock or any securities or other obligations of the Corporation in the manner and to the extent now or hereafter permitted by the laws of the State of Delaware.

                  13. To enter into any lawful arrangements for sharing profits, union of interest, reciprocal concession or cooperation with any corporation, associations, partnership, syndicate, entity, person or governmental, municipal or public authority, domestic or foreign, located in or organized under the laws of any authority in any part of the world, in the carrying on of any business which the Corporation is authorized to carry on, or any business or transaction deemed necessary, convenient or incidental to carry out any of the purposes of the Corporation.

                  14. To subscribe for, receive, purchase, or otherwise acquire, underwrite, obtain an interest in, own, hold, pledge, hypothecate, mortgage, assign, deposit, create trusts with respect to, deal in, exchange, sell, and otherwise dispose of, alone or in syndicate or otherwise in conjunction with others,

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         and generally deal in and with all or any of the following (hereinafter sometimes referred to collectively as "securities" or individually as a "security"), namely: all kinds of shares, stocks, voting trust certificates, trust certificates, bonds, mortgages, debentures, trust receipts, notes and other securities, obligations, contracts, certificates of interest, choses in action and evidences of indebtedness generally of any corporation, association, partnership, syndicate entity, person, or governmental, municipal or public authority, domestic or foreign, and evidences of any interest therein or in respect thereto; to acquire or become interested in any such securities by original subscription, underwriting, participation in syndicates or otherwise and irrespective of whether or not such securities are fully paid or subject to further payments or assessments; to issue in exchange therefor its own securities; and while the owner or holder of any such securities, to exercise all the rights, powers and privileges of ownership or interest in respect thereof, including the right to vote thereon and otherwise act with respect thereto; and to promote, manage, participate in and act as agent for any underwriting, purchasing or selling syndicate or group and otherwise to take part in and assist in any legal manner, by guaranty or otherwise, the purchase, sale or distribution of any such securities.

                  15. To promote, cause to be organized, finance and aid by loan, subsidy, guaranty or otherwise, any corporation, association, partnership, syndicate, entity, person or governmental, municipal or public authority, domestic or foreign, located in or organized under the laws of any authority in any part of the world, any security of which is held directly or indirectly by or for the Corporation, or in the business, financing or welfare of which the Corporation shall have any interest; and in connection therewith to guarantee or become surety for the performance of any undertaking or obligation of any of the foregoing, and to guarantee endorsement or otherwise the payment of the principal of, or interest or dividends on, any such security, and generally to do any acts or things designed to protect, preserve, improve or enhance the value of any such security.

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                  16.      To do everything necessary, proper, advisable or
         convenient for the accomplishment of any of the purposes or for the attainment of any of the objects or the furtherance of any of the powers herein set forth and to do every other act and thing incidental thereto or connected therewith, provided the same be not forbidden by the laws of the State of Delaware.

                  17. In general, to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware; and to do any and all of the acts and things herein set forth to the same extent as natural persons could do, and in any part of the world, as principal, factor, agent, contractor, trustee or otherwise in conjunction with any person, entity, syndicate, partnership, association or corporation, governmental, municipal or public authority, domestic or foreign; to establish and maintain offices and agencies and to exercise all or any of its corporate powers and rights throughout the world.

                  The foregoing clauses of this Article THIRD shall be construed as powers as well as objects and purposes. The matters expressed in each clause shall, unless herein otherwise expressly provided, be in no wise limited by reference to or inference from the terms of any other clause, but shall be regarded as independent objects, purposes and powers; and the enumeration of specific objects, purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation; nor shall the expression of one

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thing be deemed to exclude another not expressed, although it be of like nature;
provided, however, that nothing herein contained shall be construed as authorizing the Corporation to carry on the business of constructing, maintaining, or operating public utilities in the State of Delaware or elsewhere; and provided further, however, that the Corporation shall not carry on any business or exercise any powers in any state, territory or country which, under the laws thereof, the Corporation may not lawfully carry on or exercise.

                  FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock, of the par value of One Dollar ($1.00) per share.

                  FIFTH: The name and mailing address of the incorporator is John FitzSimmons, 277 Park Avenue, New York, New York 10017.

                  SIXTH:   (a) Subject to the provisions of the General
Corporation Law of the State of Delaware, the number of directors of the Corporation shall be determined as provided by the By-laws.

                           (b) The election of directors need not be by ballot.

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                  SEVENTH: All corporate powers of the Corporation shall be
exercised by the Board of Directors. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowers;

                  1. To make, alter or repeal the By-laws of the Corporation, except as may be otherwise provided with respect to one or more of the By-laws by resolution of the stockholders in making, altering, amending or repealing such By-law or By-laws.

                  2. By a suitable By-law or by a resolution passed by a majority of the whole membership of the Board, to designate two or more of their number to constitute a committee or committees, with such name or names as may be determined from time to time by resolution of the Board of Directors, which committee or committees, to the extent provided in such resolution or resolutions or in the By-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the Business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

                  3. To determine whether any and, if any, what part of the net profits of the Corporation or of its surplus or of its net assets in excess of its capital shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net profits or of any such surplus or of any such net assets in excess of capital.

                  4. To determine, from time to time, to the extent now or hereafter permitted by the laws of the State of Delaware, whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation or any of them shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless otherwise authorized by resolution of the Board of Directors of the Corporation.

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                  5.       From time to time, to the extent now or hereafter
         permitted by the laws of the State of Delaware, to sell, lease, exchange, or otherwise dispose of any part of the property and assets of this Corporation which the Board of Directors deems it expedient and for the best interests of the Corporation to dispose of, or disadvantageous to continue to own, without assent of the stockholders by vote or otherwise; and, pursuant to the written consent of the holders of a majority of the shares of stock issued and outstanding having voting power, or pursuant to the affirmative vote of the holders of a majority of stock issued and outstanding having voting powers, given at a stockholders' meeting duly called for that purpose, the Board of Directors shall have power and authority pursuant to action taken at any meeting of the Board of Directors (whether a regular or special meeting and whether or not notice of such purpose shall have been given prior to such meeting), to sell, lease or exchange all of the property and assets of the Corporation, including, if the Board of Directors shall so desire, its good will and its corporate franchises, for such consideration and upon such terms and conditions as the Board of Directors deem expedient and for the best interests of the Corporation.

                  6. To remove at any time, for cause or without cause, any officer or employee of the Corporation, or to confer such power on any committee or officer, provided, however, that any officer elected or appointed by the Board of Directors may be removed only by the affirmative vote of a majority of the Board of Directors then in office.

                  7. Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured or unsecured, to include therein such provisions as to redeemability, convertibility or otherwise, as the Board of Directors may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the Corporation, real or personal, including after-acquired property.

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                  8.       To set apart out of any funds of the Corporation
         available for dividends a reserve or reserves for any proper purposes and to abolish any such reserve or reserves, to make such other provisions, if any, as are deemed necessary or advisable for working capital, for additions, improvements and betterments to plant and equipment, for expansion of the Corporation's business (including the acquisition of real and personal property for that purpose) and for any other purposes of the Corporation, and from time to time to authorize the use of the surplus of the Corporation for the purpose of acquiring any of the capital stock of the Corporation.

                  9. From time to time, to offer for subscription, or otherwise to issue or sell, or to grant options for the subscription to or purchase of, any or all of the authorized stock of the Corporation not then issued or which may have been issued and reacquired as treasury stock by the Corporation, and any or all of any increased stock of any class that may hereafter be authorized, for such consideration (including the cancellation of accrued and unpaid dividends on outstanding preferred stock of the Corporation) as the Board of Directors may determine, without the assent or vote of the stockholders and at the time of such issue and sale, or at the time of granting of such options, to specify in dollars the part of the consideration received on such issue and sale which shall be capital, and which shall be surplus, respectively; provided, however, that as to any shares having a par value the amount of the part of such consideration so determined to be capital need be only equal to the aggregate par value of such shares.

                  10. Subject to the provisions of the statutes of the State of Delaware, to exercise any and all other powers, in addition to the powers expressly conferred by law and by this Certificate of Incorporation, which may be conferred upon it by the Corporation through appropriate By-law provisions.

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                  EIGHTH: Whenever a compromise or arrangement is proposed
between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                  NINTH: The Corporation shall have the power to indemnify any director, officer, employee or agent of the Corporation or any person who serves or has served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent permitted by the General Corporation Law of the State of Delaware.

                  TENTH: Both the stockholders and the directors shall have the power to hold their meetings, if the By-laws so provide, and keep the books, documents, and papers of the Corporation, outside of the State of Delaware, and to have one or more offices within or without the State of Delaware, at such places as may be from time to time designated by the By-laws or by resolution of the stockholders or the directors, except as otherwise required by the laws of the State of Delaware.

                  ELEVENTH: If so determined by the Board of Directors, the Corporation may from time to time receive money or other property as a contribution to surplus, which contribution may consist of an undivided part of money or other property. Against any surplus there may be charged from time to time any losses incurred by the corporation or any items or debt or bond or stock discount and expense. Such surplus may also be reduced from time to time by dividends or by transfer to capital or to some other appropriate account, and the amount of capital may be increased from time to time by the capitalization of surplus or net profits without the issuance of additional shares.

                  TWELFTH: The Corporation reserves the right to create any preferred or special stocks or to amend, alter change or repeal any provisions in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights and interests of the stockholders of the Corporation are granted subject to these reservations.

                  THE UNDERSIGNED, being the incorporator hereinbefore named for the purpose of forming a corporation in pursuance of the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand, this 18th day of September 1974.

                                                    /s/ JOHN H. FITZSIMONS
                                               ---------------------------------
                                                           John FitzSimons

STATE OF NEW YORK    )
                     ) ss.
COUNTY OF NEW YORK   )

                  BE IT REMEMBERED, that on this 18th day of September, 1974, personally came before me, a Notary Public for the State of New York, John FitzSimons, the party to the foregoing Certificate of Incorporation, known to me personally to be such, who acknowledged the said Certifi- cate to be the act and deed of the signer and that the facts therein stated to be truly set forth.

                  GIVEN under my hand and seal of office the day and year aforesaid.

                                                      /s/ MARY A. TARANTINO
                                               ---------------------------------
                                                         Notary Public

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

                             AND OF REGISTERED AGENT

It is hereby certified that:

1.       The name of the corporation (hereinafter called the "corporation") is

                     ESTERLINE ANGUS INSTRUMENT CORPORATION

2. The registered office of the corporation within the State of Delaware is hereby changed to 229 South State Street, City of Dover 19901, County of Kent.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on December 9, 1983.

                                                   /s/ JOHN H. MACDONALD
                                         ---------------------------------------
                                           John H. MacDonald, Vice - President

Attest:

      /s/ ROBERT D. FARLEY
---------------------------------
   Robert D. Farley, Secretary

                                         DEL.-C.A.-D

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                    * * * * *

Esterline Angus Instrument Corporation, a corporation and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

         The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of Kent, Delaware.

         The Board of Directors of Esterline Angus Instrument Corporation adopted the following resolution on the 13th day of September, 1988.

                  Resolved, that the registered office of Esterline Angus Instrument Corporation in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

              IN WITNESS WHEREOF, Esterline Angus Instrument Corporation has caused this statement to be signed by Donald E. Allen , its xxxxxxx President and attested by R. W. Stevenson, its xxxxxxxxx Secretary this 11 day of November, 1988.

                                                 By       /s/ D. E. ALLEN
                                                    ----------------------------
                                                    Donald E. Allen, President

ATTEST:

By /s/ R. W. STEVENSON
   -------------------

   STATE OF DELAWARE
  SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 04/25/1991
731115012 - 805534

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                     ESTERLINE ANGUS INSTRUMENT CORPORATION

         Pursuant to Section 103 of the General Corporation Law of Delaware, ESTERLINE ANGUS INSTRUMENT CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the sole Stockholder of ESTERLINE ANGUS INSTRUMENT CORPORATION duly adopted the following resolution on the 6th day of March, 1991, effecting an amendment to the Certificate of Incorporation:

         RESOLVED, that ARTICLE FIRST of the Company's Certificate of Incorporation is amended in its entirety to read:

                  FIRST: The name of the corporation (the "Corporation") is ANTEC INSTRUMENT CO.

         SECOND: Said resolution was duly adopted in accordance with the provisions of Section 242(b) of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said ESTERLINE ANGUS INSTRUMENT CORPORATION has caused this Certificate of Amendment to be signed by the President and attested to by its Secretary and its corporate seal to be hereunto affixed this 15th day of March, 1991.

                                             ESTERLINE ANGUS INSTRUMENT
                                             CORPORATION

                                                    /s/ D. E. ALLEN
                                             -------------------------------
                                             Donald E. Allen, President

[Corporate Seal]

ATTEST:

     /s/ R. W. STEVENSON
---------------------------------
Robert W. Stevenson, Secretary

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 08/09/1991
731221012 - 805534

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                              ANTEC INSTRUMENT CO.

         Pursuant to Section 103 of the General Corporation Law of Delaware, ANTEC INSTRUMENT CO., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the sole Stockholder of ANTEC INSTRUMENT CO. duly adopted the following resolution on the 6th day of August, 1991, effecting an amendment to the Certificate of Incorporation:

         RESOLVED: THAT ARTICLE FIRST of the Certificate of
         Incorporation of the Corporation be amended to read as follows:

                  FIRST: The name of the corporation (herein called the "Corporation") is ANGUS ELECTRONICS CO.

         SECOND: Said resolution was duly adopted in accordance with the provisions of Section 242(b) of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said ANTEC INSTRUMENT CO. has caused this Certificate of Amendment to be signed by the

President and attested to by its Secretary and its corporate seal to be hereunto affixed this 6th day of August, 1991.

                                                ANTEC INSTRUMENT CO.

                                                     /s/ D. E. ALLEN
                                                --------------------------------
                                                Donald E. Allen, President

[Corporate Seal]

ATTEST:

      /s/ R. W. STEVENSON
-----------------------------------
Robert W. Stevenson, Secretary

                                      -2-